UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2007

TBS INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	000-51368	98-0225954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices)

(441) 295-9230
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 29, 2007, TBS International Limited (the "Company") and the six wholly owned subsidiaries noted below in the table, (the "Borrowers"), entered into a credit agreement (the "Loan Agreement") with a syndicate of lenders led by The Royal Bank of Scotland plc, as Mandated Lead Arranger, Bookrunner, Agent, Security Trustee and Lender (the "Lenders") for a $150.0 million term loan credit facility (the "Credit Facility") to finance the building and purchase of six new Multi-Purpose Tweendeck vessels.  We previously disclosed on Form 8-K filed on March 6, 2007, that effective February 28, 2007, these six wholly owned subsidiaries of TBS International Limited each entered into an individual contract with China Communications Construction Company Ltd and Nantong Yahua Shipbuilding Co., Ltd. ("Building Contract") to build these vessels at a contract purchase price of $35.4 million per vessel.

The Credit Facility is made up of six $25.0 million individual term loans designated as Loan A, Loan B, Loan C, Loan D, Loan E and Loan F, which are available through May 31, 2009, November 30, 2009, April 30, 2010, August 31, 2010, June 30, 2010 and October 31, 2010, respectively or such later date as the Lenders may agree to. Advances under the Credit Facility will be drawn down in the following amounts upon the completion of the milestones noted below:

	Loan A	Loan B	Loan C	Loan D	Loan E	Loan F
	Argyle Maritime Corp	Caton Maritime Corp.	Dorchester Maritime Corp.	Longwoods Maritime Corp.	McHenry Maritime Corp.	Sunswyck Maritime Corp
Milestone	Hull No NYHS200720	Hull No NYHS200721	Hull No NYHS200722	Hull No NYHS200723	Hull No NYHS200724	Hull No NYHS200725

Contract Signing	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million
Steel Cutting	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million
Keel Laying	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million
Launching	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million
Delivery	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million	$5.0 million

The advance at the time of delivery is subject to adjustment if the total advanced by the Lenders, including the scheduled Delivery Advance, exceeds 75% of the value of the vessel at the time of delivery. The obligations of the Borrowers under the Loan Agreement are guaranteed by the Company.

Interest on the Credit Facility is at LIBOR plus a margin of 1.75% prior to the drawdown of the Delivery Advance and at LIBOR plus a margin of 1.50% after the Delivery Advance. Interest is payable either monthly, quarterly or semi-annually depending on interest period selected by the Company.  Each of the loans made under the Credit Facility is payable in 40 quarterly installments of $417,500 beginning three months after the drawdown of the Delivery Advance with a final payment of $8,300,000 due when the last quarterly payment is made. If the Delivery Advance is not advanced in full, the repayment installments will be reduced pro-rata.

The Loan Agreement contains restrictions that limit the ability of the Borrowers to:

•	create certain liens or security interests;
•	dispose of assets
•	incur or assume additional indebtedness;
•	materially amend or fail to enforce the Shipbuilding Contracts
•	materially change their business; and
•	engage in transactions with affiliates.

The Company as Guarantor is restricted from paying dividends or making other distributions that would (1) result in a default of the Credit Facility (2) exceed 50% of consolidated net income for the fiscal year the dividend or distributions is made, or (3)cause the Company to be out of compliance with the minimum Consolidated Fixed Charge Coverage Ratio set forth in the Loan Agreement.

The Loan Agreement contains financial covenants, which conform to the financial covenants contained in the syndicated credit agreement with the Bank of America dated July 31, 2006. The covenants to the Loan Agreement require that the Company maintain the following specified financial ratios:

•
Tangible Net Worth, as defined in the Loan Agreement, of not less than $170.0 million plus 75% of cumulative quarterly net income earned after the quarter ended June 30, 2006 and 100% of proceeds of any equity securities issued by the Company on or after the date of the agreement;

•
Minimum Cash Liquidity (defined as cash and cash equivalents balance plus Availability under the credit facility with Bank of America) in an average daily amount during each calendar month of not less than $10.0 million. The “Availability” under the Bank of America Credit Facility is defined as the lesser of the amount available under the Revolving Credit Facility with Bank of America or 60% of the Fair Market Value of the vessels minus the aggregate amount of all outstanding loans and all letter of credit obligations with Bank of America;

•
Consolidated Leverage Ratio (defined as total funded debt, excluding Permitted New Vessel Construction Indebtedness) of $75.0 million, to earnings before interest, taxes, depreciation and amortization or EBITDA, as defined in the agreement, for any period of four fiscal quarters of not less than 2.50 to 1.00; and

•	Fixed Charge Coverage Ratio based on EBITDA of not less than 1.40 to 1.00 through September 30, 2007 and 1.50 to 1.00 at December 31, 2007 and each fiscal quarter thereafter.

The Loan Agreement contains standard covenants requiring the Borrowers, among other things, to maintain the vessels when delivered, comply with all applicable laws, keep proper books and records, preserve the corporate existence, maintain insurance, and pay taxes in a timely manner. Further, the fair market value of the vessels subject to the mortgage must be at least 125% of the outstanding loan amount.

Events of default under the Loan Agreement include, among other things:

•	any failure to pay principal thereunder when due or to pay interest or fees on the due date;
•	default in the performance or observation of any covenants;
•	material misrepresentations;
•	default under other Loan Agreements;
•	any event of insolvency or bankruptcy;
•	cancellation of any Bareboat Charter; and
•	default under the Credit Facility Agreement;

Concurrent with the Borrowers entering into the Loan Agreement, the Borrowers entered into an agreement ("Guarantee Facility") to have The Royal Bank of Scotland plc guarantee payments due under the Building Contracts with China Communications Construction Company Ltd and Nantong Yahua Shipbuilding Co., Ltd. Under the Guarantee Facility, The Royal Bank of Scotland plc has agreed to guarantee the second, third, and fourth installments due by Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., and Sunswyck Maritime Corp. under their respective Building Contract. The Guarantee Facility provides for a guarantee of up to $14.0 million for each Borrower for an aggregate guarantee of $84.0 million. The Guarantee Facility for each Borrower expires twelve months after the anticipated delivery date of the respective vessel. The obligations of the Borrowers under the Guarantee Facility are guaranteed by the Company.

A copy of the Loan Agreement and Guarantee Facility are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively and are incorporated herein by reference. The foregoing descriptions of the Loan Agreement and the Guarantee Facility are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

10.1
Loan Agreement, dated March 29, 2007, by and among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., and Sunswyck Maritime Corp, as Borrowers, and TBS International Limited, as guarantor with a syndicate of lenders led by The Royal Bank of Scotland plc, as Mandated Lead Arranger, Bookrunner, Agent, Security Trustee and Lender.

10.2
Guarantee Facility Agreement, dated March 29, 2007, by and among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp. and Sunswyck Maritime Corp, as Borrowers, and TBS International Limited, as guarantor with The Royal Bank of Scotland plc, as Issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL LIMITED

Date: April 2, 2007	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer